As filed with the Securities and Exchange Commission on October 11, 1996
                     Registration No.

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              Form S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933

                      WINN-DIXIE STORES, INC.
       (Exact name of registrant as specified in its charter)

                     Florida                       59-0514290
           (State or other jurisdiction of    (I.R.S. Employer
           incorporation or organization)     Identification No.)

       5050 Edgewood Court, Jacksonville, Florida 32254-3699
        (Address of principal executive offices) (Zip Code)
        Registrant's telephone number, including area code:
                           (904) 783-5000


        REVISED WINN-DIXIE STOCK PURCHASE PLAN FOR EMPLOYEES
                      (Full title of the plan)

                        E. Ellis Zahra, Jr.
                 Vice President and General Counsel
                      Winn-Dixie Stores, Inc.
                     Box B, General Mail Center
                  Jacksonville, Florida 32203-0297
                           (904) 783-5000
     (Name, address and telephone number of agent for service)

                             Copies to:

                           John R. Byers
               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                         50 N. Laura Street
                             Suite 2800
                    Jacksonville, Florida 32202
                        ____________________
                  CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
Title of             Amount to      Proposed       Proposed       Amount of
Securities              be           Maximum        Maximum     Registration
to be  Registered   Registered1     Offering       Aggregate         Fee
                                    Price Per      Offering
                                     Share2         Price2
------------------------------------------------------------------------------
Common               2,000,000        $34.00      $68,000,000      $20,606
Stock,$1.00           shares
par value
------------------------------------------------------------------------------



 1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plan described herein.
 2 Pursuant to Rule 457(h), the offering price has been calculated on the basis of the exercise price of the options awarded under the plan described herein.

      Pursuant to Rule 429, the prospectus which is a part of this Registration Statement is a combined prospectus in compliance with the undertakings contained in Registration Statement No. 33-63183. Pursuant to Rule 429(b), 392,626 shares are being carried forward from Registration Statement No. 33-63183 and in connection therewith a filing fee of $6,904.72 was previously paid for such 392,626 shares.

 The exhibit index is located on page 8 pursuant to the sequential numbering system.
                              PART I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required by Part I to be contained in the
 Section 10(a) prospectus is omitted from the Registration
 Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to
 Part I of Form S-8.

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.   Incorporation of Documents by Reference.

      There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934")
 (Commission File Number 1-3657).

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1996, which sets forth the Registrant's audited consolidated financial statements and schedules for such fiscal year.

     (b) Description of the Registrant's Common Stock as set forth in the Registration Statement on Form 10 dated
           January 18, 1952, as amended by that Form 8 filed on August 15, 1991.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

 Item 4.   Description of Securities.

           Not Applicable

Item 5.   Interests of Named Experts and Counsel.

           Not Applicable

 Item 6.   Indemnification of Directors and Officers.

     Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article XIII of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law, subject to authorization in each specific case by majority vote of a quorum of the Registrant's disinterested directors or shareholders, or of a disinterested committee appointed by the Registrant's directors, or by independent legal counsel, upon a determination that the applicable standard of conduct prescribed by the Florida Statutes was met. Such indemnification may also be ordered by a court of competent jurisdiction upon application of the director, officer, employee or agent seeking such indemnification.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

     The Registrant maintains officers' and directors' indemnity insurance up to $25 million limits covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted) and $5 million deductible on amounts reimbursable to the Registrant.

 Item 7.   Exemption from Registration Claimed.

           Not Applicable

 Item 8.   Exhibits.

     Exhibits required to be filed with the Registration
 Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

 Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
PAGE

                            SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 11th day of October, 1996.

                               WINN-DIXIE STORES, INC.
                                    (Registrant)


                               By:  /s/ A. Dano Davis
                                    A. Dano Davis
                                    Chairman of the Board

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     (Signature)                    (Title)             (Date)


 /s/A. Dano Davis       Chairman of the Board    October 11, 1996
 A. Dano Davis          (Principal Executive
                        Officer) and Director

 /s/Richard P. McCook   Financial Vice President October 11, 1996
 Richard P. McCook      (Principal financial
                        officer)


 /s/David H. Bragin     Treasurer (Principal     October 11, 1996
 David H. Bragin        accounting officer)


 /s/Robert D. Davis     Director                 October 11, 1996
 Robert D. Davis


 /s/T. Wayne Davis, Jr. Director                 October 11, 1996
 T. Wayne Davis, Jr.

    (Signature)               (Title)                  (Date)


 /s/Armando M. Codina        Director            October 11, 1996
 Armando M. Codina


 /s/Carleton T. Rider        Director            October 11, 1996
 Carleton T. Rider


 /s/James Kufeldt            President and       October 11, 1996
 James Kufeldt               Director


 /s/Radford D. Lovett        Director            October 11, 1996
 Radford D. Lovett

 /s/Charles H. McKellar      Executive Vice      October 11, 1996
 Charles H. McKellar         President and
                             Director


 /s/David F. Miller          Director            October 11, 1996
 David F. Miller


 /s/Charles P. Stephens      Director            October 11, 1996
 Charles P. Stephens


 Julia B. North           Director            October __, 1996
                          EXHIBIT INDEX

                                               Sequentially
 Exhibit No.                                   Numbered Pages

 4.1(a)    Restated Articles of Incorporation
           as filed with the Secretary of State
           of Florida (incorporated by reference
           to Exhibit 3.1 to Form 10-K for the
           year ended June 30, 1993).

 4.1(b)    Amendment to Restated Articles of
           Incorporation (incorporated by reference to Exhibit 3.1.1 to Form 10-K for the year ended June 30, 1993).

 4.1(c)    Amendment to Restated Articles of
           Incorporation (incorporated by reference to Exhibit 3.1.2 to Form 10-Q for the quarter ended January 11, 1995).

 4.2       Restated By-laws (incorporated by
           reference to Exhibit 3.2 to Form 10-K for the year ended June 28, 1995).

 4.3       Revised Winn-Dixie Stock Purchase Plan for                   9-18
           Employees, as amended to date.

 5.1       Opinion of Counsel.                                         19-22

 21.1      Subsidiaries of the Company whose employees                 23
           are entitled to participate in the Revised
           Winn-Dixie Stock Purchase Plan for Employees.

 23.1      Consent of KPMG Peat Marwick LLP.                           24-25

 23.2      Consent of Counsel (included in Exhibit 5).

                           Exhibit 4.3




                      WINN-DIXIE STORES, INC.
             REVISED STOCK PURCHASE PLAN FOR EMPLOYEES

                             ARTICLE I

                Designation and Purpose of the Plan

     The Plan shall be known as the "Revised Winn-Dixie Stock Purchase Plan for Employees" (the "Plan"). The purpose of the Plan is to encourage employees of Winn-Dixie Stores, Inc. (the "Company") and of any "Subsidiary" (a corporation in which all of the outstanding shares of capital stock of every class shall, at the time or times in question, be owned by the Company or any other Subsidiary of the Company) to purchase and own the Common Stock of Winn-Dixie Stores, Inc., thereby promoting their increased interest in the Company's affairs, growth and development.

                             ARTICLE II

                   Shares Available for Purchase

     Subject to the anti-dilution provisions contained herein, a maximum of 36,173,236 shares of the Company's Common Stock, having a par value of $1.00 per share, as constituted on November 30, 1995 (the "Stock"), whether presently authorized and unissued or held in the Company's treasury or hereafter reacquired by the Company, may be issued and sold upon the exercise of options granted subsequent to October 2, 1964 pursuant to the Plan ("Options"). Such 36,173,236 shares shall consist of the 36,173,236 shares of the Company's Common Stock heretofore authorized to be so issued and sold, including shares which were authorized to be issued and sold upon the exercise of options granted pursuant to the Company's now terminated Stock Purchase Plan for Employees (adopted in 1958), as amended (the "1958 Plan"), which were not so issued and sold.

     In the event that the Stock shall be split up, divided or otherwise reclassified into a greater number of shares of Stock or of any other class of Common Stock of the Company, the term "Stock" shall thereafter mean the Common Stock of the Company into which the shares of Stock were so split up, divided or otherwise reclassified; and the maximum number of shares of stock that may be issued and sold under the Plan, and the remaining number of shares of Stock that may thereafter be sold pursuant to the Plan or made subject to Options granted to any Eligible Employee pursuant to the Plan shall be correspondingly increased. In case any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may thereafter be sold pursuant to the Plan, and the remaining number of shares of Stock which may thereafter be made subject to Options granted to any Eligible Employee pursuant to the Plan shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend; provided, however, that no such increase shall be made with respect to any dividend aggregating less than 20% of the total number of shares of Stock outstanding immediately prior to the payment thereof.

                            ARTICLE III

                         Eligible Employees

     Options may be granted under the Plan only to employees of the Company or of a Subsidiary, (1) who have an employment date of not less than one year prior to the date of the offering, (2) who are of legal age to purchase stock in the state of their residence, and
 (3) who are actively employed at the date of the offering. "Actively employed" means on the payroll and not on leave of absence (including workers' compensation, medical, military or other leaves). Such employees are herein called"Eligible Employees".

                             ARTICLE IV

                            Option Price

     The exercise price per share of Stock covered by any Option granted pursuant to the Plan shall be determined by the Committee referred to in Article V hereof, but shall be not less than 85% of the fair market value of the Stock at the time such Option is granted nor less than $1.00.

                             ARTICLE V

                        Granting of Options

     A committee appointed by the Board of Directors of the Company, consisting of two or more members of the Board of Directors (the "Committee") shall, by decision of a majority thereof, determine in its sole and final discretion on the first business day of each month until such time as all shares of Stock available for purchase under the Plan have been sold, whether or not to grant Options for that month and, if Options are to be granted, what the option price per share shall be.

     If any Options are granted for any month, as aforesaid, Options shall be granted to all employees who are Eligible
 Employees on the first business day of such month, upon the following terms and conditions:

           1. The Committee shall have the authority to limit the maximum number of shares to be issued and sold upon the exercise of Options granted for any month to a number not to exceed the number of shares then authorized for sale pursuant to the Plan. Each Eligible Employee shall be granted an Option for the purchase of 3,000 shares of Stock less the number of shares previously purchased by such Eligible Employee pursuant to the Plan during the calendar year in which such Option is granted; provided, however, that no Eligible Employee shall be granted an Option if such Employee, immediately after the grant of such Option, would own, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a "parent corporation" or "subsidiary corporation" of the Company, as defined in Section 425(e) and
     (f) of the Code; and provided further, that no employee shall be granted an Option which would permit such employee's rights to purchase shares of stock of any class of the Company or of a "parent corporation" or of a "subsidiary corporation" of the Company (as defined above) pursuant to all employee stock purchase plans of the Company and of any such "parent corporation" or "subsidiary corporation" to accrue at a rate which would exceed an aggregate of $25,000 of fair market value of such securities (determined at the time such Option is granted) in any calendar year.

           2. Each Option granted hereunder and each right to purchase Stock pursuant to its exercise shall cease and terminate at the close of business on the last business day of the month for which said Option shall have been granted.

                             ARTICLE VI

                      Options Not Transferable

     No Option granted to an employee to purchase shares of Stock pursuant to the Plan may be sold, pledged, assigned or transferred in any manner during such employee's lifetime, and upon the death of such employee said Option shall immediately cease and terminate.

                            ARTICLE VII

         Amendment, Suspension and Termination of the Plan

     The Board of Directors of the Company shall have the power at any time to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or of any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part, provided, however, that no such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding Options to purchase shares of stock in accordance with the provisions hereof; and provided, further, that any such addition, amendment or repeal which shall change any of the terms of Articles II, III, IV, VI or VII hereof or which shall change any of the terms of Article V hereof except the number of shares of Stock which may be purchased by any Eligible Employee during any one calendar year shall be subject to approval by the Stockholders of the Company within twelve months after its adoption or such addition, amendment or repeal shall become null and void and any provision so attempted to be changed shall continue in full force and effect.

                            ARTICLE VIII

           Provisions with Respect to Granting of Options

     Options shall be granted pursuant to the Plan only in accordance with the provisions set forth in Article V and this
 Article VIII of the Plan.

     For the purpose of determining whether an employee has been employed by the Company and/or one or more Subsidiaries for less than one year, there shall be included in the term of such employee's employment any period of employment by any person, firm, organization or corporation all of whose outstanding shares of capital stock of every class and/or all or substantially all of whose operating assets and/or business shall have been acquired by the Company and/or one or more of its Subsidiaries prior to the time as of which such determination is made, and transfer from the employment of the Company to that of a Subsidiary or vice versa, or from the employment of one Subsidiary to that of another Subsidiary, shall not constitute a termination or interruption of the continuity of employment.

     If the Committee shall determine to grant Options for any month as provided in the Plan, such determination, and the exercise price per share of Stock covered thereby, shall be communicated to all Eligible Employees within a reasonable time thereafter by posting written notice thereof in a conspicuous place in all offices, stores, warehouses, plants, garages and other facilities where any Eligible Employees are employed or by giving written notice in such other manner as the Committee in its sole discretion shall deem advisable.

     No option shall be granted pursuant to the Plan unless a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Stock covered thereby shall have been filed with the Securities and Exchange Commission or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable, and no Option granted pursuant to the Plan shall be exercisable, and no shares of Stock shall be sold or issued upon the exercise of any Option, unless such a Registration

 Statement shall be in effect and a prospectus with respect to such shares, which at the time of such exercise, sale or issue, as the case may be, meets the requirements of Section 10(a) of said Act, shall then be available for delivery to Eligible Employees or unless an exemption from registration in accordance with regulations duly promulgated by said Commission under said Act shall then be applicable.

                             ARTICLE IX

                        Exercise of Options

     Subject to the provisions of the last paragraph of Article
 VIII hereof and to the conditions set forth in Article X hereof, Eligible Employees shall have the right to purchase shares of Stock upon exercise of Options in accordance with any of the following three methods:

           1. Any Eligible Employee who holds an Option may exercise said Option during the month for which it was granted in whole at any one time, or in part from time to time (provided that each exercise shall be for ten or more shares of stock), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in full in cash for such shares at the exercise price per share therefor.

           2. Any Eligible Employee who holds an Option granted after July 11, 1969, may exercise said Option at any time during the month for which it was granted, to the extent of a maximum of 50 shares (but subject to the proviso that each such exercise shall be in increments of 5 shares but not less than 10 shares), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in cash in the amount of at least $1.00 per share for each share purchased and by the Eligible Employee's non-interest bearing promissory note for the balance of the price of the shares to which such note relates at the exercise price per share therefor. No Eligible Employee may purchase more than an aggregate of 50 shares pursuant to Options granted after July 11, 1969 whether at one time or from time to time, through payment by such non-interest bearing promissory notes.

           3. Subject to approval by the Committee in its discretion from time to time at the time of granting such Options, any Eligible Employee who holds an Option granted after October
     31, 1978 and who has theretofore purchased the maximum of 50 shares through the delivery of a non-interest bearing promissory note as provided in paragraph 2 above may exercise said Option at any time during the month for which it was granted, to the extent of a maximum of 25 shares (but subject to the proviso that each such exercise shall be for 10, 15, 20 or 25 shares), by delivering a duly executed subscription agreement to the Company or its duly authorized agent or representative, such subscription agreement to be accompanied by payment in cash in the amount of at least $1.00 per share for each share purchased and by the Eligible Employee's promissory note, bearing interest at the rate determined by the Committee at the time of granting such Option, for the balance of the price of the shares to which such note relates at the exercise price per share therefor. No Eligible Employee may purchase more than an aggregate of 25 shares pursuant to Options granted after October 31, 1978 whether at one time or from time to time, through payment by such interest bearing promissory notes.

     Payment for any shares purchased otherwise than through delivery of promissory notes as provided in paragraphs 2 and 3 above shall be made in cash as provided in paragraph 1 above.

     Such subscription agreement shall provide, with respect to any shares of Stock purchased pursuant to the Plan subsequent to January 1, 1988, that any such shares may be sold by the Eligible Employee who purchased such shares or any successor in interest in the event of such Eligible Employee's death, only by means of their tender to the Company. If such tender shall occur during the period of two years following the purchase of the shares of Stock so purchased, the Company, if it shall accept such tender, shall pay for such shares the same price paid to the Company by the Eligible Employee therefor. If such tender shall occur more than two years after the purchase of the shares of Stock so purchased, the Company, if it shall accept such tender, shall pay for such shares the market price of such shares on the date of the receipt by the Company of their tender to the Company. In such subscription agreement such Eligible Employee shall agree with the Company that certificates for shares of Stock so purchased by such Employee may bear the following legend:

     "The shares of the Common Stock of Winn-Dixie Stores, Inc. represented by this certificate are subject to the provisions of Article IX of the Revised Stock Purchase Plan for Employees, as amended, of Winn-Dixie Stores, Inc. Such shares may be sold by the holder thereof only by means of their tender to Winn-Dixie Stores, Inc. for the applicable consideration set forth in such Article IX, unless the Company shall not accept the tender of such shares, in which case the shares may be sold by the holder thereof, free of any restrictions or limitations."

     In any case in which payment is made in part by promissory note the certificate representing the shares of Stock purchased shall be issued in the name of the Eligible Employee so purchasing the same and shall be endorsed by the Eligible Employee in blank (or accompanied by a duly executed stock power) and delivered to and pledged with the Company as security for the note, and a pledge agreement shall be entered into by such Eligible Employee and the Company. The pledge agreement shall provide that (i) no certificate for pledged shares of Stock shall be redelivered to the pledgor until the promissory note (together with all interest thereon, if any) has been paid in full and (ii) provided that there has been no default under the terms and provisions of the promissory note, the Company will not cause the certificate for the pledged shares of Stock to be transferred out of the name of the pledgor and the pledgor shall have the right to vote such shares of Stock at all meetings of the stockholders of the Company and shall receive all cash dividends paid on such shares. The pledge agreement shall contain such other provisions as the Company may deem advisable.

     The principal of the promissory note shall be payable in equal installments payable weekly or monthly depending upon whether the pledgor is paid on a weekly or monthly basis, of such amount as may be determined by the payroll department of the division or office in which the pledgor is employed (but which equal installments shall, in each case, be payable over a period of no less than three years), and the pledgor shall give a written authorization to such payroll department, on such form or forms as may be furnished by the Company, authorizing the deduction each week or month, as the case may be, during the term of the note of the amount of such weekly or monthly installment. Interest, if any, on the unpaid portion of such promissory note shall accrue from the date thereof at the rate per annum determined by the Committee at the time of granting the Option to which such promissory note relates. The amount of accrued interest payable, if any, on each payment date shall be added to the amount payable on account of principal, and shall be included in the payroll deduction referred to in the preceding sentence. If the pledgor shall cease to be employed by the Company and/or its Subsidiaries, the pledgor shall continue to make the same payments as were made while the pledgor was so employed until the promissory note shall be paid in full.

     In the event of a default in the prompt payment of accrued interest on or any installment due on the principal of, any promissory note, unless such interest or installment shall have been paid prior to the expiration of 10 days after notice of such default to the pledgor, the principal balance, if not already due and payable, shall become due and payable and the Company shall thereafter be entitled:

     (a) To collect and receive all dividends on the pledged shares; and

     (b) To sell or cause to be sold at such price or prices as the Company may deem best all or any of the pledged shares, without demand of performance or notice of intention to sell.

     The proceeds of any such sale and any monies collected, received or otherwise realized by the Company from the pledged shares, shall be applied as follows:

     (a) To the expenses of such sale or realization and all other expenses of the Company under the pledge agreement;

     (b) To the payment of accrued interest, if any, then due and payable on the note;

     (c) To the payment of the principal of the note; and

     (d) Any balance thereafter remaining shall be paid to the pledgor or to whomsoever may be lawfully entitled to receive the same.

     In the event that the balance due from the pledgor at the time of any default exceeds the net proceeds from such sale, the pledgor shall be and remain liable for such excess.

     No installment of the principal upon any promissory note may be prepaid by the pledgor at any time, either in whole or in part. Upon payment in full of the final installment of the principal of the promissory note when due, and not before, the pledged shares of Stock shall be redelivered to the pledgor and become the pledgor's sole property free of any pledge or lien created hereby.

     The date on which a duly executed subscription agreement shall be received by the Company or its duly authorized agent or representative, in accordance with any of the above methods, shall be deemed to be the "Date of Subscription" with respect to the shares subscribed for, for all purposes of the Plan.

                             ARTICLE X

               Conditions on the Exercise of Options

     The exercise of Options shall be subject to the following conditions:

           1. Each employee exercising an Option must on each Date of Subscription be an Eligible Employee.

           2. In case there shall not be a sufficient number of shares of Stock available, either because of the limitations imposed by Article II hereof, or because the Committee shall have limited the maximum number of shares to be issued and sold in accordance with the provisions of subparagraph 1 of the second paragraph of Article V hereof, to issue all of the shares otherwise issuable upon the exercise of Options, subscriptions pursuant to the exercise of Options shall be filled in the following order of priority:

           (a) before any other subscriptions are filled in whole or in part, all subscriptions pursuant to the exercise of Options pursuant to Paragraph 2 of Article IX hereof shall be filled in their entirety; or if insufficient shares are available to fill all such subscriptions in their entirety, the available shares shall be prorated among Eligible Employees exercising Options pursuant to Paragraph 2 of Article IX by applying to the number of shares to which each such exercise relates the ratio of the aggregate number of shares available to the aggregate number of all such Options exercised.

           (b) after all subscriptions referred to in (a) above shall have been filled, the Committee shall, in its discretion, fix and determine a number of shares of Stock (but not in excess of 100 shares) for which subscriptions shall be filled (i) in whole in the case of each Eligible Employee exercising an Option to purchase up to the number of shares so fixed and determined, and (ii) to the extent of the number of shares so fixed and determined in the case of each Eligible Employee exercising an Option to purchase a number of shares greater than that so fixed and determined.

           (c) after all subscriptions referred to in (a) and (b) above shall have been filled, the remainder of each subscription for a number of shares greater than that fixed and determined by the Committee pursuant to (b) above shall be filled by applying to such greater number of shares the ratio of all shares which remain available after all subscriptions referred to in (a) and (b) above shall have been filled to the aggregate number of shares for which subscriptions remain to be filled upon the exercise of Options pursuant to this clause (c).

                             ARTICLE XI

                      Issuance of Certificates

     Certificates for shares of Stock purchased by an Eligible Employee upon exercise of an Option shall be issued and delivered to such Employee as soon as practicable after the end of the month of such exercise. In the case of those shares payment for which was made in part by promissory note, said shares shall be immediately redelivered to the Company and pledged as security for the promissory note as provided in Article IX hereof.

     Certificates for shares of Stock purchased by an Eligible
 Employee upon exercise of an Option subsequent to January 1, 1988 shall bear the legend set forth in Article IX hereof.

                            ARTICLE XII

                        Rights of Employees

     An Eligible Employee shall not have any rights as a stockholder of the Company by virtue of any Option until the date of issue of the certificate or certificates for the shares of Stock purchased by such Eligible Employee pursuant to its exercise.

                            ARTICLE XIII

                     Interpretation of the Plan

     Determinations of the Committee as to any question which may arise with respect to the interpretation or administration of any provisions of the Plan shall, unless otherwise determined by the Board of Directors of the Company, be final. The Company may prescribe administrative rules under the Plan.
                           Exhibit 5.1


                         OPINION OF COUNSEL

                 LeBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                         50 N. Laura Street
                             Suite 2800
                       Jacksonville, FL 32202




                               October 11, 1996


 Winn-Dixie Stores, Inc.
 5050 Edgewood Court
 Jacksonville, FL 32254

     Re:   Revised Winn-Dixie Stock Purchase Plan for
           Employees - Registration Statement on Form S-8

 Ladies and Gentlemen:

     We are special counsel to Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 2,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Shares"), pursuant to the Revised Winn-Dixie Stock Purchase Plan for Employees (the "Plan").

     In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated October 11, 1996; (c) a copy of the Company's articles of incorporation and all amendments thereto; (d) a copy of the Company's by-laws; and
 (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Common Shares.
 We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

 Winn-Dixie Stores, Inc.
 October 11, 1996
 Page 2


     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been incorporated under the laws of Florida and the Company's status is active. In rendering this opinion we have relied solely upon the Florida Department of State's certificate of status for the Company dated
 October 10, 1996 and Section 607.0203 of the Florida Business Corporation Act, which states that the Florida Department of State's filing of the Company's articles of incorporation satisfies all conditions precedent to incorporation.

     2. The Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Common Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Common Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.

     The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Common Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as special counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

 Winn-Dixie Stores, Inc.
 October 11, 1996
 Page 3


     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
 Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,


                                    LeBOEUF, LAMB, GREENE &
                                    MACRAE, L.L.P.

                              Exhibit 21.1





Subsidiary                           State of Incorporation
------------------------------------------------------------
Astor Products, Inc.                        Florida
Deep South Products, Inc.                   Florida
Dixie Packers, Inc.                         Florida
Fairway Food Stores Co., Inc.               Florida
Monterey Canning Co.                       California
W-D (Bahamas) Limited                    Bahama Islands
  Bahamas Super Markets Limited          Bahama Islands
    The City Meat Markets Limited        Bahama Islands
Winn-Dixie Atlanta, Inc.                    Florida
Winn-Dixie Charlotte, Inc.                  Florida
Winn-Dixie Louisiana, Inc.                  Florida
Winn-Dixie Midwest, Inc.                    Florida
Winn-Dixie Montgomery, Inc.                 Kentucky
Winn-Dixie Raleigh, Inc.                    Florida
Winn-Dixie Texas, Inc.                       Texas

                        Exhibit 23.1


                         AUDITORS' CONSENT


 The Shareholders and the Board of Directors
     Winn-Dixie Stores, Inc.:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Winn-Dixie Stores, Inc., and in the Prospectus which is a part hereof, of our reports dated July 29, 1996, relating to the consolidated balance sheets of Winn-Dixie Stores, Inc., and subsidiaries as of June 26, 1996, and June 28, 1995, and the related consolidated statements of earnings, shareholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended June 26, 1996, which reports appear in the June 26, 1996, annual report on Form 10-K of Winn-Dixie Stores, Inc.


                               /s/ KPMG Peat Marwick, L.L.P.
                               KPMG PEAT MARWICK, L.L.P.
                               Certified Public Accountants


 Jacksonville, Florida
 October 11, 1996